Exhibit 10.5

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of [                        ], 2015 (the “Effective Date”) by and among American Renal Management LLC, a Delaware limited liability company (the “Company”), American Renal Holdings Inc., a Delaware corporation (“ARH”), and Joseph A. Carlucci, a resident of the Commonwealth of Massachusetts (“Executive”).

W I T N E S S E T H

WHEREAS, the Company, ARH and Executive entered into that certain employment agreement, dated March 22, 2010, as amended on May 10, 2010 (which amendment was subsequently terminated pursuant to the Termination Agreement, dated October 18, 2010, by and among the Company, ARH and Executive) from time to time (the “Original Agreement”);

WHEREAS, the Company, ARH and Executive each desire to amend the Original Agreement as provided below to (a) reflect inclusion of the compensation Executive received immediately prior to the Effective Date in connection with his services as chairman of the board of directors of American Renal Associates Holdings, Inc. (the “ARAH Board”) in his Base Salary (as defined in the Original Agreement) and (b) modify the timing of payment of the Bonus (as defined in the Original Agreement); and

WHEREAS, following the Effective Date, the Executive will no longer receive compensation in connection with his service on the ARAH Board or any other board of directors (or similar governing body) of the Company or any of its Affiliates.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company, ARH and Executive each hereby agree to amend the Original Agreement to reflect these changes, as follows:

1.                                      Definitions.  Capitalized terms used and not otherwise defined in this Amendment have the meanings given such terms in the Original Agreement.

2.                                      Amendments.  The following provisions shall apply, and the Original Agreement shall be deemed amended as of the Effective Date as follows:

(a)                                 Section 5.1 of the Original Agreement (Base Salary) shall be stricken and replaced by the following:

“5.1                         Base Salary.  Commencing on [               ], 2015, the Company agrees to pay the Executive a base salary at an annual rate equal to $[              ]. The Executive will be entitled to periodic review of base salary and to such increases, if any, as may be determined from time to time in the sole discretion of the Board (the base salary as in effect from time to time is defined as the “Base Salary”). The Executive’s Base Salary will be payable as earned in accordance with the Company’s customary payroll practice and shall be subject to customary withholding. During the Term, the Company shall not reduce the Executive’s salary below the Base Salary, as in effect from time to time.  For the avoidance of doubt, while the Executive is employed by the Company or any of its Affiliates, the Executive shall not be entitled to any compensation for his services as a director on the Board (or any other board of directors or similar governing body of the Company or any of its Affiliates).”

(b)                                 Section 5.2(b) of the Original Agreement shall be stricken and replaced by the following:

“(b)                           For any fiscal year in which the Bonus is not subject to the deduction limit under Section 162(m) of the Code pursuant to the transition relief provisions of Treasury Regulation Section 1.162-27(f)(1) (the “Transition Period”), the full estimated Bonus (less applicable withholding taxes) shall be paid no later than December 31 of the fiscal year to which such Bonus relates based on estimated Consolidated EBITDA for such fiscal year (the “Estimated Bonus”); provided that, if the ARH Group’s Consolidated EBITDA, as reflected, without duplication, in the audited financial statements of the ARH Group for such fiscal year differs from the ARH Group’s estimated Consolidated EBITDA for such fiscal year, as reflected in the unaudited, internal financial statements used to determine the Estimated Bonus, then the Bonus shall be recalculated by the Board, and the Company or the Executive, as the case may be, shall pay to the other, within 30 days of such determination, any amounts that are required to reflect the actual amount of the Bonus for such fiscal year, based upon the ARH Group’s Consolidated EBITDA, as reflected in the audited financial statements of the ARH Group.  Following the Transition Period, the Bonus (less applicable withholding taxes) shall be paid to Executive at the same time as bonuses are generally payable to other senior executives of the Company, but in no event later than two and one-half months following the close of the fiscal year to which the Bonus relates.”

3.                                      Amendment Governs in the Case of Conflict.  In the event that any terms or provisions of the Original Agreement conflict or are inconsistent with the terms and provisions of this Amendment, the terms of this Amendment shall govern and control.

4.                                      No Further Modification.  Except as amended hereby, the Original Agreement remains unmodified and in full force and effect.

[Signature Page Follows]

Signature Page to Second Amendment to Employment Agreement between American Renal Management LLC, American Renal Holdings Inc. and Joseph A. Carlucci

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the Effective Date.

AMERICAN RENAL HOLDINGS INC.

By:
Name:
Title:

AMERICAN RENAL MANAGEMENT LLC

By:
Name:
Title:

EXECUTIVE

Joseph A. Carlucci